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           GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION NUMBER
                    AND CERTIFICATION ON SUBSTITUTE FORM W-9

WHAT NAME AND NUMBER TO GIVE THE REQUESTER

    Name

    If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

    Sole Proprietor -- You must enter your individual name as shown on your Social Security card on the name line. You may enter your business, trade or 'doing business as' name on the business name line.

    Limited Liability Company (LLC) -- If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations Section 301.7701-3, enter the owner's name on the name line. Enter the LLC's name on the business name line. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

    Other Entities -- Enter the business name as shown on required federal income tax documents on the name line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or 'doing business as' name on the business name line.

    Taxpayer Identification Number (TIN)

    You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see How to Get a TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, the IRS prefers that you use your Social Security number. If you are an LLC that is disregarded as an entity separate from its owner under Treasury regulations Section 301.7701-3, and are owned by an individual, enter the owner's Social Security number. If the owner of a disregarded LLC is a corporation, partnership, etc., enter the owner's employer identification number. See the chart below for further clarification of name and TIN combinations.

    The table below will help determine the number to give the requester.

FOR THIS TYPE OF ACCOUNT:      GIVE NAME AND SSN OF                FOR THIS TYPE OF ACCOUNT:      GIVE NAME AND SSN:
---------------------------------------------------                -------------------------------------------------
1. Individual account          The individual                       6. A.valid trust, estate or    Legal entity
                                                                       pension(4)
2. Two or more individuals     The actual owner of the              7. Corporation                 The corporation
   (joint account)             account or, if combined
                               funds, the first individual
                               on the account(1)
3. Custodian account of a      The minor(2)                         8. Association, club,          The organization
   minor (Uniform Gift to                                              religious, charitable,
   Minors Act)                                                         educational or other
                                                                       tax-exempt organization
4. a. The usual revocable      The grantor-trustee(1)               9. Partnership                 The partnership
      savings trust (grantor
      is also trustee)
   b. The so-called trust      The actual owner(1)                 10. A broker or registered      The broker or nominee
      account that is not a                                            nominee
      legal or valid trust
      under state law
5. Sole proprietorship         The owner(3)                        11. Account with the            The public entity
                                                                       Department of Agriculture
                                                                       in the name of a public
                                                                       entity (such as a state
                                                                       or local government,
                                                                       school district, or
                                                                       prison) that receives
                                                                       agricultural program
                                                                       payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's Social Security number.

(3) You must show your individual name, but you may also enter your business or 'doing business as' name. You may use either your Social Security number or employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

    NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.






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           GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION NUMBER
                    AND CERTIFICATION ON SUBSTITUTE FORM W-9
                                     PAGE 2

HOW TO GET A TIN

If you do not have a taxpayer identification number, apply for one immediately. To apply for a Social Security number, get Form SS-5, Application for a Social Security Number Card, from your local Social Security Administration office. Get Form W-7 to apply for an individual taxpayer identification number or Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can get Forms W-7 and SS-4 from the IRS.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

For interest and dividends, the following payees are exempt from backup withholding:

  A corporation.

  A financial institution.

  An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the 'Code'), an individual retirement account (IRA), or a custodial account under section 403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.

  The United States or any of its agencies or instrumentalities.

  A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

  A foreign government or any of its political subdivisions, agencies or instrumentalities.

  An international organization or any of its agencies or instrumentalities.

  A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

  A real estate investment trust.

  A common trust fund operated by a bank under section 584(a) of the Code.

  An entity registered at all times during the tax year under the Investment Company Act of 1940.

  A foreign central bank of issue.

  A middleman known in the investment community as a nominee or custodian.

  A trust exempt from tax under section 664 of the Code or described in section 4947 of the Code.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Dividends and patronage dividends that are generally exempt from backup withholding include:

  Payments to nonresident aliens subject to withholding under section 1441 of the Code.

  Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

  Payments of patronage dividends not paid in money.

  Payments made by certain foreign organizations.

  Distributions made by an ESOP pursuant to section 404(k) of the Code.

Interest payments that are generally exempt from backup withholding include:

  Payments of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business, and you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payer.

  Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

  Payments described in section 6049(b)(5) of the Code to nonresident aliens.

  Payments on tax-free covenant bonds under section 1451 of the Code.

  Payments made by certain foreign organizations.

Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code, and their regulations.

   If you are exempt from backup withholding, you should still complete and file substitute Form W-9 to avoid possible erroneous backup withholding. Enter your correct taxpayer identification number in Part I, write 'Exempt' in Part II and sign and date the Form and return it to the requester.

   If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed IRS Form W-8, Certificate of Foreign Status.

   Privacy Act Notice. -- Section 6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are required to file a tax return. Payers must generally withhold a portion, computed at the applicable rate on taxable dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50.00 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500.00 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

  FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX
  CONSULTANT OR THE INTERNAL REVENUE SERVICE.